UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

March 10, 2015
_________________________________

VERISK ANALYTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34480 (Commission File Number)	26-2994223 (IRS Employer Identification No.)
545 Washington Boulevard Jersey City, New Jersey 07310 (Address of principal executive offices and zip code)

(201) 469-2000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

On March 10, 2015, Verisk Analytics, Inc. (the “Company”) and V Acquisition Limited, a wholly-owned subsidiary of the Company (the “Company Sub”), entered into a Deed (the “Deed”) with the shareholders of Wood Mackenzie Limited (“Wood Mackenzie”) named therein (collectively, the “Sellers”) pursuant to which the Company has agreed to acquire Wood Mackenzie.

The acquisition will be structured as a purchase by the Company Sub of shares issued by H&F Nugent 1 Limited, the indirect parent of Wood Mackenzie, and loan notes issued by H&F Nugent 2 Limited for aggregate consideration of £1.85 billion (approximately $2.8 billion) to be paid in cash.

The parties to the Deed have made customary warranties and covenants in the Deed for a transaction of this nature. The warranties are generally qualified by all matters “fairly disclosed” either (i) in the Sellers’ formal disclosure letter or (ii) in any of the due diligence materials provided by the Sellers in connection with the Company’s evaluation of the transaction. The transaction is conditional on any applicable waiting period (and any extension thereof) under the Hart Scott Rodino Antitrust Improvements Act of 1976 having expired or having been terminated, and is expected to close during the second quarter of 2015. The Deed will automatically terminate if closing has not occurred by March 8, 2016.

The foregoing description of the Deed and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Deed, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

The Deed and the above descriptions have been included to provide investors with information regarding the terms of the Deed. They are not intended to provide any other factual information about the Company or any other parties to the Deed or their respective affiliates or equityholders. The representations, warranties and covenants contained in the Deed were made only for the purposes of the Deed and as of specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications or limitations agreed upon by the parties in connection with the negotiated terms, including being qualified by schedules and other disclosures made by each party. Accordingly, investors should not rely on the representations, warranties and covenants in the Deed as statements of factual information.

Item 9.01(d).	Exhibits.

Exhibit 2.1	Deed, dated as of March 10, 2015, among Verisk Analytics, Inc. and the sellers named therein. *

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained herein regarding the proposed transaction involving Wood Mackenzie, the expected timetable for completing the transaction, the potential benefits of the transaction, and other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements. The Company has tried to identify these forward looking statements by using words such as “expect,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “guidance,” “projection” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other important factors could cause the Company’s actual results, performance and achievements to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, uncertainties as to the timing of the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; the inability to complete the transaction due to the failure to satisfy the conditions to completion of the transaction, including the necessary regulatory approvals; the disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the transaction on the Company’s relationships with its customers, operating results and business generally; the effects of local and national economic, credit and capital market conditions; and other risk factors set forth from time to time in the Company’s other filings with the SEC, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: March 11, 2015	By:	/s/ Kenneth E. Thompson
		Name:	Kenneth E. Thompson
		Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Deed, dated as of March 10, 2015, among Verisk Analytics, Inc. and the sellers named therein. *

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.